AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            1989 STOCK OPTION PLAN OF
                               GALEY & LORD, INC.


                  AMENDMENT (this "Amendment") to Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc., as amended (the "Plan). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

                  WHEREAS, the Board of Directors of Galey & Lord, Inc., a Delaware Corporation (the "Corporation"), previously adopted the Plan which was approved by the stockholders of the Corporation;

                  WHEREAS, in November 1996, the Board of Directors of the Corporation adopted amendments to the Plan, subject to the approval of the stockholders of the Corporation;

                  WHEREAS, the stockholders of the Corporation approved the amendments to the Plan set forth hereinbelow at the Annual Meeting of Stockholders of the Corporation held on February 11, 1997; and

                  WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect.

                  NOW THEREFORE, the Plan has been amended as follows:


     1. The first sentence of Section 4 of the Plan was deleted in its entirety and the following sentence was inserted in its place:

                  "The aggregate number of Shares in respect to which Options may be granted under the Plan is 1,850,000 Shares, subject to adjustment in accordance with Section 12 hereof."

     2. Subsection (a) of Section 6 of the Plan was deleted in its entirety and the following new subsection (a) of Section 6 of the Plan was inserted in its place:



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                  "(a) General Provisions

                  (i) On or prior to December 1, 1996 and on or prior to each December 1 thereafter and at the time each Director Participant (as defined below) first becomes a director of the Corporation, each person who is serving as a director of the Corporation on such date and is not a common law employee of the Corporation (hereinafter referred to as a "Director Participant") shall make an irrevocable election in writing (at such time and in such manner as may be prescribed by the Corporation) to receive, on December 30, 1996 and annually thereafter on the third Trading Day (as defined in Section 1 under the definition of "Fair Market Value per Share") after the date of the Annual Meeting of Stockholders of the Corporation and on the third Trading Day after the date on which each Director Participant first becomes a director (if such date is a date other than the date of the Annual Meeting of Stockholders of the Corporation), either (A) Options to purchase up to 2,000 Shares, or (B) 1,200 shares of Common Stock issued under the Company's 1996 Restricted Stock Plan (as may be amended from time to time, the "Restricted Stock Plan"), subject to availability under the Restricted Stock Plan, and each Director Participant who elects pursuant to this Section 6(a)(i) to receive Options, shall automatically be granted Options to purchase up to 2,000 Shares on the third Trading Day after the date of the Annual Meeting of Stockholders of the Corporation and on the third Trading Day after the Date on which each Director Participant becomes a director (if such date is a date other than the date of the Annual Meeting of Stockholders of the Corporation).

                  (ii) On or prior to December 1, 1996 and on or prior to each December 1 thereafter and at the time each Director Participant first becomes a director of the Corporation, each Director Participant shall make an irrevocable election in writing (at such time and in such manner as may be prescribed by the Corporation) to receive all of his or her annual director's fees for the subsequent calendar year (or for the remainder of the current calendar year, in the case of a Director Participant who first becomes a director during such calendar year) in the form of (A) cash in the amount of $20,000, or (B) Options to purchase 2,500 Shares, or (C) a combination of ten thousand dollars ($10,000) of cash and (subject to availability under the Restricted Stock Plan) a number of shares of Common Stock issued under the Restricted

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                  Stock Plan derived by dividing 15,000 by the Fair Market Value per Share of the Common Stock on the third Trading Day after January 1 of such calendar year (or the Third Trading Day after the date on which such Director Participant first becomes a director, as the case may be), rounded to the next highest share, and each Director Participant who elects pursuant to this Section 6(a)(ii) to receive Options, shall automatically be granted Options to purchase up to 2,500
                  Shares on the third Trading Day after January 1 of such subsequent calendar year (or on the Third Trading Day after the date on which such Director Participant first becomes a director, as the case may be). Notwithstanding the foregoing provisions of this Section 6(a)(ii), the amount of the annual director's fee to be paid (whether in the form of cash, Options or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) with respect to a calendar year to a Director Participant who first becomes a director during such calendar year shall be reduced to an amount calculated by multiplying the amount to which a Director Participant otherwise would be payable pursuant to the foregoing provisions of this Section 6(a)(ii) (whether in the form of cash, Options or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) by a fraction, the numerator of which is the number of calendar days remaining in such calendar year measured from the date on which such Director Participant first becomes a director and the denominator of which is three hundred sixty five (365).

                  (iii) The form of the Options granted pursuant to this Section 6 shall be non-qualified stock options. The Exercise Price per Share with respect to Options granted pursuant to this Section 6 shall be the Fair Market Value per Share on the date of the grant."

                  IN WITNESS WHEREOF, the Secretary of the Corporation has executed this Amendment and certifies that the amendments to the Plan set forth above accurately reflect the amendments to the Plan adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.



                                             /s/ Michael R. Harmon
                                                   Michael R. Harmon, Secretary

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